SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




                                 June 29, 2004
                       ---------------------------------
                       (Date of earliest event reported)




                          DELTA PETROLEUM CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



   Colorado                    0-16203                84-1060803
--------------                ----------          --------------------
  (State of                   Commission            (I.R.S. Employer
Incorporation)                 File No.            Identification No.)



                                  Suite 1400
                                475 17th Street
                            Denver, Colorado  80202
           -----------------------------------------------------
           (Address of principal executive offices)    (Zip Code)



Registrant's telephone number, including area code: (303) 293-9133




                                    N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)


















ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  The following financial statements are filed herewith:

          Audited Statement of Oil and Gas Revenue and Direct Lease Operating Expenses of the Alpine Properties for the years ended June 30, 2004, 2003 and 2002.

     (b)  The following pro forma financial statements are filed herewith:

          Condensed unaudited pro forma combined financial statements of Delta Petroleum Corporation for the year ended June 30, 2004.

     (c)  Exhibits.

     Exhibit
     Number                           Description

     10.1 Purchase and Sale Agreement dated June 10, 2004 with various sellers related to Alpine Resources, Inc.*

     10.2 Second Amendment of Amended and Restated Credit Agreement dated June 29, 2004 with Bank of Oklahoma, N.A., US Bank National Association and Hibernia National Bank.*
______________________

*  Previously filed.


























                                     2




               Report of Independent Registered Accounting Firm




The Board of Directors
Delta Petroleum Corporation:

     We have audited the accompanying statement of oil and gas revenue and direct lease operating expenses of oil and gas properties as described in Note 1 (the Alpine Properties) of Alpine Resources, Inc. (Alpine) acquired by Delta Petroleum Corporation (Delta or the Company) for the years ended
June 30, 2004, 2003 and 2002. The financial statements are the responsibility of Delta and Alpine. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of oil and gas revenue and direct lease operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of oil and gas revenue and direct lease operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The accompanying statement of oil and gas revenue and direct lease operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Full historical financial statements, including general and administrative expenses, depletion expense and other indirect expenses, have not been presented as management of Delta and Alpine cannot make a practicable determination of the portion of their general and administrative expenses or other indirect expenses which are attributable to the Alpine Properties or such costs are not applicable to the future operations of the properties.

     In our opinion, the statement of oil and gas revenue and direct lease operating expenses referred to above present fairly, in all material respects, the oil and gas revenue and direct lease operating expenses of the Alpine Properties for the years ended June 30, 2004, 2003 and 2002 in conformity with generally accepted accounting principles in the United States of America.



/s/ KPMG

Denver, Colorado
September 3, 2004







                                     3


                               ALPINE PROPERTIES
                       STATEMENT OF OIL AND GAS REVENUE
                      AND DIRECT LEASE OPERATING EXPENSES




                                                  Years Ended June 30,
                                            2004        2003        2002
                                         ---------    ---------   --------
                                                    (In thousands)

Oil and gas revenue                      $  31,569    $  32,238   $ 16,115
Direct lease operating expenses              9,995        8,212      5,677
                                         ---------    ---------   --------

Revenue in excess of
 direct operating expenses               $  21,574    $  24,026   $ 10,438
                                         =========    =========   ========




































                See accompanying notes to financial statements.



                                     4



                   NOTES TO ALPINE PROPERTIES STATEMENTS OF
            OIL AND GAS REVENUE AND DIRECT LEASE OPERATING EXPENSES
                FOR THE YEARS ENDED JUNE 30, 2004, 2003 AND 2002



1) PURCHASE OF OIL AND GAS PROPERTIES AND BASIS OF PRESENTATIONS

     The accompanying financial statement present the revenues and direct lease operating expenses of certain oil and gas properties acquired by Delta Petroleum Corporation ("Delta") from Alpine Resources, Inc. (the "Alpine") for the years ended June 30, 2004, 2003 and 2002.

     The accompanying statement of oil and gas revenue and direct lease operating expenses of the Alpine was prepared to comply with certain rules and regulations of the Securities and Exchange Commission and includes 100% of the property interests acquired on June 29, 2004 including the impact of additional development that occurred during the periods. Full historical financial statements including general and administrative expenses, exploration and development costs, depletion expense and other indirect expenses, have not been presented as management of the Delta and Alpine cannot make a practicable determination of the portion of their general and administrative expenses or other indirect expenses which are attributable to the Alpine properties or such costs are not applicable to the future operations of the properties. Accordingly, this financial statement is not indicative of the operating results subsequent to the acquisition.

     Revenue in the accompanying statement of oil and gas revenue and direct lease operating expenses is recognized on the sales method.

     Direct lease operating expenses are recognized on the accrual basis and consist of all costs incurred in producing, marketing and distributing products produced by the properties as well as production taxes and monthly administrative overhead costs charged by the operator.

     On August 19, 2004, the Company completed the sale of certain interests in five fields in Louisiana and South Texas previously acquired from Alpine on June 29, 2004, to Whiting Petroleum Corporation ("Whiting") for $19.3 million.
The Company estimates it sold approximately 10   12 Bcfe (Billion cubic feet
of gas equivalent) to Whiting.

2) SUPPLEMENTAL FINANCIAL DATA -OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

     The following unaudited information has been prepared in accordance with Statement of Financial Accounting Standards No. 69, DISCLOSURE ABOUT OIL AND GAS PRODUCING ACTIVITIES (SFAS 69).

                                     5














1) ESTIMATED PROVED OIL AND GAS RESERVES

     Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions; i.e., prices and costs as of the date the estimate is made. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based on future conditions.

     An estimate of proved future net recoverable oil and gas reserves of the Alpine Properties and changes therein follows. These amounts were derived from reserve estimates prepared by Delta as of June 29, 2004, adjusted only for production in prior periods. Such estimates are inherently imprecise and may be subject to substantial revisions.

Reserve Quantities

                                               Oil Natural Gas
                                            (MBbl)          (Mmcf)
                                            -----           ------

          Balance at June 30, 2001          7,999           51,888
             Production                      (154)          (4,443)
                                            -----           ------
          Balance at June 30, 2002          7,845           47,445
             Production                      (284)          (5,244)
                                            -----           ------
          Balance at June 30, 2003          7,561           42,201
             Production                      (347)          (3,659)
                                            -----           ------
          Balance at June 30, 2004          7,214           38,542
                                            =====           ======

2) STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

     The standard measure of discounted future net cash flows has been calculated in accordance with the provisions of SFAS No. 69.

     Future oil and gas sales and production and development costs have been estimated using prices and costs in effect at the end of the years indicated. Future income tax expenses have not been considered, due to available net operating loss carry forwards of the Company. Future general and administrative and interest expenses have also not been considered.

     Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of the proved reserves.



                                     6





     The standardized measure of discounted future net cash flows, as of June 30, 2004, is as follows:

                                               June 30, 2004
                                               -------------
                                               (In thousands)

          Future cash flows                       $ 503,103
          Future production costs                    97,800
          Future development costs                   37,915
          Future income tax expense                  88,160
                                                  ---------
          Future net cash flows                     279,228
          Discounted factor of 10%
           for estimated timing of
           future cash flows                        107,532
                                                  ---------
          Standardized measure of
           discounted future cash flows           $ 171,696
                                                  =========

     The standardized measure of discounted future net cash flows for June 30, 2003 and 2002 and changes in standardized measure of discounted future net cash flows for the years ended June 30, 2004 and 2003 have not been presented as the timing and costs of development activities and changes in reserve estimates and tax implications are not determinable.






























                                     7


                          DELTA PETROLEUM CORPORATION
                   CONDENSED PRO FORMA FINANCIAL STATEMENTS


     On June 10, 2004, we entered into a purchase and sale agreement to acquire substantially all of the oil and gas assets owned by several entities controlled by Alpine Resources, Inc., which is an unaffiliated, privately held Texas corporation ("Alpine"). The base purchase price, which was subject to adjustment in accordance with the terms of the purchase and sale agreement, was $122.5 million. The entire amount of the purchase price was paid in cash at the closing of the transaction, which occurred on June 29, 2004. The purchase price for the Alpine properties was determined through arms-length negotiations. The purchase price was paid from the $68.4 million in net proceeds that we received from a recent $72 million private placement of 6 million shares of our restricted common stock to institutional investors at a purchase price of $12 per share, and from increased borrowing on our existing bank credit facility with Bank of Oklahoma, N.A., US Bank National Association and Hibernia National Bank. We paid a 5% commission to the investment banking firm of Sterne, Agee & Leach, Inc. in connection with the private placement, and have since registered the shares for resale by the investors. Our bank credit facility was increased from $50 million to $100 million to facilitate the Alpine transaction, and our borrowing base was increased from $37 million to $70 million. On June 29, 2004, after paying the remaining balance to Alpine, we were fully borrowed. Consequently, we will not be permitted to borrow any additional amounts on our existing bank credit facility until a redetermination of our borrowing base is made, and then funds will only be available from the facility to the extent that our borrowing base is increased. Substantially all of the assets that we acquired from Alpine have been pledged as collateral for our bank credit facility.

     A pro forma balance sheet has not been presented since the acquisition has been reflected in the June 30, 2004 balance sheet of Delta, filed separately. The accompanying unaudited condensed pro forma statements of operations for the year ended June 30, 2004 assume that the acquisition of the Alpine Properties occurred as of July 1, 2003. Delta estimated an increase in general and administrative expense of $1 million relating to the Alpine acquisition and this amount is reflected in proforma adjustments. These statements should be read in conjunction with the historical financial statements and related notes of the Company and the Alpine Properties.

     The accompanying unaudited pro forma financial statements do not purport to represent what our results of operations would actually have been had the transactions discussed above occurred on the dates indicated, or to project our results of operations for any future period for the items described above and other matters.














                                     8


                          DELTA PETROLEUM CORPORATION
            Unaudited Condensed Pro Forma Statement of Operations
                           Year Ended June 30, 2004

                                    Delta           Alpine
                                  Historical      Historical      Pro Forma
                                  Year Ended      Year Ended     Adjustments    Pro Forma
                                 June 30, 2004   June 30, 2004     (Note C)       Delta
                                 -------------   -------------   -----------    ---------
                                                       (In thousands)
Revenue:
 Oil and gas sales                 $ 37,235        $ 31,569       $  (190)(1)   $ 68,614
 Realized loss on derivative
  instrument, net                      (859)           -             -              (859)
                                   --------        --------       -------       --------
     Total revenue                   36,376          31,569          (190)        67,755

Operating Expenses:
 Lease operating expenses             9,776           9,995           (23)(1)     19,748
 Depreciation and depletion           9,914            -            7,280 (2)     17,169
                                                                      (25)(1)
 Exploration expense                  2,406            -             -             2,406
 Dry hole costs                       2,132            -             -             2,132
 Drilling and trucking operations       232            -             -               232
 Professional Fees                    1,174            -             -             1,174
 General and administrative           6,875            -            1,000 (4)      7,875
                                   --------        --------       -------       --------
     Total operating expenses        32,509           9,995         8,232         50,736
                                   --------        --------       -------       --------
Income from continuing operations     3,867          21,574        (8,422)        17,019

Other income and (expense):
 Other income                           122            -             -               122
 Minority interest                       70            -             -                70
 Interest expense and financing
  costs                              (1,762)           -           (1,485)(3)     (3,239)
                                                                        8 (1)
                                   --------        --------       -------       --------
     Total other expense            (1,570)            -           (1,477)        (3,047)
                                   --------        --------       -------       --------
Income before discontinued opera-
 tions and cumulative effect
 of change in accounting principle    2,297          21,574        (9,899)        13,972

Discontinued operations:
 Income (loss) from operations of
  properties sold, net                  872            -             -               872
 Gain on sale of properties           1,887            -             -             1,887
                                   --------        --------       -------       --------
Net income                         $  5,056        $ 21,574       $(9,899)(5)     16,731
                                   ========        ========       =======       ========
Net income per share:
 Basic                             $    .19                                     $    .51
                                   ========                                     ========
 Diluted                           $    .17                                     $    .51
                                   ========                                     ========

Weighted average number of common
 and potential dilutive shares
 outstanding:
  Basic                              27,041                         5,918         32,959
                                   ========                       =======       ========
  Diluted                            29,632                         5,918         35,550
                                   ========                       =======       ========

          See accompanying notes to condensed pro forma financial statements.

                                     9




                    NOTES TO UNAUDITED CONDENSED PRO FORMA
                            FINANCIAL STATEMENTS


A) BASIS OF PRESENTATION

     On June 10, 2004, we entered into a purchase and sale agreement to acquire substantially all of the oil and gas assets owned by several entities controlled by Alpine Resources, Inc., which is an unaffiliated, privately held Texas corporation ("Alpine"). The base purchase price, which was subject to adjustment in accordance with the terms of the purchase and sale agreement, was $122.5 million. The entire amount of the purchase price was paid in cash at the closing of the transaction, which occurred on June 29, 2004. The purchase price for the Alpine properties was determined through arms-length negotiations. The purchase price was paid from the $68.4 million in net proceeds that we received from a recent $72 million private placement of 6 million shares of our restricted common stock to institutional investors at a purchase price of $12 per share, and from increased borrowing on our existing bank credit facility with Bank of Oklahoma, N.A., US Bank National Association and Hibernia National Bank. We paid a 5% commission to the investment banking firm of Sterne, Agee & Leach, Inc. in connection with the private placement, and have registered the shares for resale by the investors. The bank credit facility was increased from $50 million to $100 million to facilitate the Alpine transaction, and our borrowing base was increased from $37 million to $70 million. On June 29, 2004, after paying the remaining balance to Alpine, we were fully borrowed. Consequently, we will not be permitted to borrow any additional amounts on our existing bank credit facility until a redetermination of our borrowing base is made, and then funds will only be available from the facility to the extent that our borrowing base is increased. Substantially all of the assets that we acquired from Alpine have been pledged as collateral for our bank credit facility.

     The accompanying unaudited condensed pro forma statements of operations for the year ended June 30, 2004 assume that the acquisition of the Alpine Resources, Inc. ("the Alpine Properties") occurred as of July 1, 2003.

B) ACQUISITION OF ALPINE PROPERTIES - STATEMENT OF OPERATIONS

     The accompanying unaudited condensed pro forma statement of operations for the year ended June 30, 2004 assume that the acquisition of the Alpine Properties occurred as of July 1, 2003. Delta estimated an increase in general and administrative expense of $1 million relating to the Alpine acquisition and this amount is reflected in proforma adjustments. These statements should be read in conjunction with the historical financial statements and related notes of the Company and the Alpine Properties.

     The following adjustments have been made to the accompanying condensed pro forma statements of operations for the year ended June 30, 2004:

     (1) To adjust the revenue, lease operating expenses, depletion expense and interest expense recorded by Delta from the closing date, June 29, 2004 through June 30, 2004.

     (2) To record pro forma depletion expense giving effect to the acquisition of the Alpine Properties. The depletion expense was calculated using estimated proved reserves by field and the preliminary allocation of the purchase price of $122.5 million. The pro forma depletion and the allocation to producing properties is based on the reserve report prepared by Delta in evaluating the Alpine properties.






                                     10


     (3) To record interest expense for additional debt incurred in connection with the acquisition of the Alpine Properties at a rate of prime plus 1/2% per annum (current rate 4.5% per annum). A one-tenth change in interest rate would have an $139,000 annual impact on interest expense.

     (4) To record an increase in general and administrative expenses relating to the Alpine acquisition primarily relating to anticipated increases in personnel and office expansion.

      (5) There is no income tax provision as a result of Delta's net operating loss carry forward position and income tax valuation allowance at June 30, 2004.

C) SUPPLEMENTAL FINANCIAL DATA -OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

     The following unaudited information has been prepared in accordance with Statement of Financial Accounting Standards No. 69, DISCLOSURE ABOUT OIL AND GAS PRODUCING ACTIVITIES (SFAS 69).

1) ESTIMATED PROVED OIL AND GAS RESERVES

     Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions; i.e., prices and costs as of the date the estimate is made. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based on future conditions.

     An estimate of pro forma proved oil and gas reserves of Delta and Alpine are as follows. Such estimates are inherently imprecise and may be subject to substantial revisions.

Reserve Quantities

                                     Delta              Alpine
                                 June 30, 2004      June 30, 2004        Combined
                                ---------------    ----------------   ---------------
                                        Natural            Natural            Natural
                                 Oil     Gas        Oil      Gas       Oil      Gas
                                (MBbl)  (Mmcf)     (MBbl)   (Mmcf)    (MBbl)   (Mmcf)
                                ------  ------     ------   ------    -------  ------

Proved developed reserves        4,300  36,564      2,635   19,222      6,935  55,786
Proved undeveloped reserves      1,691  13,373      4,579   19,320      6,270  32,693










                                     11




2) STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

     The standard measure of discounted future net cash flows has been calculated in accordance with the provisions of SFAS No. 69.

     Future oil and gas sales and production and development costs have been estimated using prices and costs in effect at the end of the years indicated. Future income tax expenses have not been considered, due to available net operating loss carry forwards of the Company. Future general and administrative and interest expenses have also not been considered.

     Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of the proved reserves.

     The standardized measure of discounted future net cash flows is as follows:


                                       Delta         Alpine
                                  June 30, 2004   June 30, 2004    Combined
                                  -------------   -------------   ----------
                                                (In thousands)

Future cash flows                    $502,054       $503,103      $1,005,157
Future production costs               150,804         97,800         248,604
Future development costs               28,984         37,915          66,899
Future income tax expense              77,332         88,160         165,492
                                     --------       --------      ----------
Future net cash flows                 244,934        279,228         524,162
Discounted factor of 10%
 for estimated timing of future
 cash flows                           128,593        107,532         236,125
                                     --------       --------      ----------
Standardized measure of discounted
 future cash flows                   $116,341       $171,696      $  288,037
                                     ========       ========      ==========


     The standardized measure of discounted future net cash flows for June 30, 2003 and changes in standardized measure of discounted future net cash flows for the year ended June 30, 2004 have not been presented as the timing and costs of development activities and changes in reserve estimates and tax implications are not determinable.


















                                     12




                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                                   DELTA PETROLEUM CORPORATION
                                   (Registrant)


Date: September 13, 2004           By:/s/ Kevin K. Nanke
                                      Kevin K. Nanke, Chief Financial
                                      Officer






















                                     13